ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20140170564-10
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/06/2014 1:30 PM
	Entity Number E0210822009-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

MediJaneHoldings Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment: Document Number 20140160942-89 / Entity Number E0210822009-5

3. Filing date of the original document for which correction is being made: March 3, 2014

4. Description of the inaccuracy or defect:

The name should have a space between the words "MediJane" and "Holdings".

5. Correction of the inaccuracy or defect:

MediJane Holdings Inc.

6. Signature:

X

Authorized Signature	President **Title ***	March 6, 2014 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.